Exhibit 10.32.1

AMENDMENT NO. 1

TO

AMENDED AND RESTATED

CAPITAL SUPPORT AGREEMENT

THIS AMENDMENT NO. 1 (the “Amendment”) to the Amended and Restated Capital Support Agreement, effective as of the 13th day of March 2009 (the “Amendment Effective Date”), between SEI Daily Income Trust (the “Trust”) for and on behalf of its Prime Obligation Fund (the “Fund”) and SEI Investments Company (the “Support Provider”).

WHEREAS:

1.	The parties hereto have entered into an Amended and Restated Capital Support Agreement, dated as of November 5, 2008 (the “Agreement”);

2.	The Support Provider intends to purchase from the Fund no later than March 31, 2009 all of the Covered Investments that are issued by Cheyne Finance, LLC and Gryphon Funding Limited (together, the “Cheyne Notes”); and

3.	Upon completion of the purchase, the parties wish to reduce the Required Collateral Amount to reflect the decreased level of Covered Investments held by the Fund.

NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Unless otherwise expressly provided herein, capitalized terms used herein shall have the meanings assigned to them in the Agreement.

2.	No later than March 31, 2009, Support Provider shall purchase the Cheyne Notes from the Fund at a purchase price to be determined in accordance with Rule 17a-9 under the Investment Company Act of 1940.

3.	Promptly after receipt by the Fund of payment for the sale of the Cheyne Notes, the Fund shall cancel the Letter of Credit issued by JPMorgan Chase Bank, N.A. to the Fund dated November 8, 2007 in the amount of one hundred twenty six million dollars ($126,000,000) (the “Covered LOC”).

4.	Effective upon receipt by the Fund of payment for the sale of the Cheyne Notes, Section 1(j) of the Agreement shall be deleted in its entirety and replaced as set forth below:

“Required Collateral Amount” means Collateral having a value equal to the amount by which the Amortized Cost Value of the Covered Investments exceeds 90% of the then-current market value of the Covered Investments as determined by the Fund for purposes of calculating the Fund’s net asset value per share.

5.	Effective upon receipt by the Fund of payment for the sale of the Cheyne Notes, Schedule A to the Agreement shall be deleted in its entirety and replaced with the Schedule A attached hereto.

IN WITNESS WHEREOF, the parties caused this Amendment No. 1 to the Capital Support Agreement to be executed this 13th day of March, 2009.

SEI INVESTMENTS COMPANY

By:	/s/ Dennis J. McGonigle
Name:	Dennis J. McGonigle
Title:	Chief Financial Officer

ADDRESS FOR NOTICES:

One Freedom Valley Drive Oaks, PA 19456

SEI DAILY INCOME TRUST for and on behalf of its PRIME OBLIGATION FUND

By:	/s/ Timothy D. Barto
Name:	Timothy D. Barto
Title:	Vice President

ADDRESS FOR NOTICES:

One Freedom Valley Drive Oaks, PA 19456

SCHEDULE A TO SUPPORT AGREEMENT

Issuer	Cusip	Par
Victoria Finance	85431AKE6	$65,309,470

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